Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 78701 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com
FOR IMMEDIATE RELEASE
ASTROTECH CORPORATION ANNOUNCES CORPORATE REALIGNMENT
Astrotech Corporation President Terminated
Austin, Texas, July 16, 2010 — Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services and in the commercialization of space technologies, today announced a realignment of its corporate structure in order to optimize operational efficiencies. The Company’s action follows an evaluation of each business and a review of strategic alternatives. Astrotech’s corporate realignment includes the termination of James Royston, President of Astrotech Corporation.
“This corporate leadership realignment allows us to streamline Astrotech, reduce overall costs and maximize shareholder value,” said Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech.
The corporate realignment will allow Astrotech to put a greater focus on the pre-launch satellite service offering of its Astrotech Space Operations business unit. The Company has no immediate plans of filling the position created by Mr. Royston’s termination.
About Astrotech Corporation
Astrotech Corporation (Nasdaq: ASTC) is a commercial aerospace company that provides spacecraft payload processing and government services, designs and manufactures space hardware, and commercializes space technologies for use on Earth. The Company serves our government and commercial satellite and spacecraft customers with our pre-launch services from our Astrotech Space Operations (ASO) subsidiary and incubates space technology businesses now focusing on two companies: 1st Detect Corporation, which is developing a mini-mass spectrometer first developed for the International Space Station; and Astrogenetix, Inc., which is developing biotech products in space and has recently developed a vaccine candidate for Salmonella.
The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.
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